EX-99.B-77Q1

                 WADDELL & REED ADVISORS CASH MANAGEMENT, INC.

SUB-ITEM 77Q1(a):  Amendments to Registrant's Charter:


                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                 WADDELL & REED ADVISORS CASH MANAGEMENT, INC.

     Waddell & Reed Advisors Cash Management, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland, having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter referred to as the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, at a meeting held on November 9, 2005, adopted resolutions authorizing the reallocation of shares of the capital stock of the Corporation.

     SECOND: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, as amended (`
                         `Articles of Incorporation'
                                                    '), the Board of Directors
has heretofore duly designated, in accordance with Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at Five Billion (5,000,000,000) shares of capital stock (par value $0.01 per share), amounting in the aggregate to a par value of Fifty Million Dollars ($50,000,000). Such shares have heretofore been classified by the Board of Directors among the classes of the Corporation as follows:

     Class A                            2,500,000,000 shares
     Class B                               500,000,000 shares
     Class C                               500,000,000 shares
     Waddell & Reed Money Market C           1,500,000,000 shares

     THIRD: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors hereby, in accordance with Sections 2-105 and 2-605(a)(4) of the Maryland General Corporation Law, redesignates the shares previously designated as Waddell & Reed Money Market C shares as Class A shares and combines such redesignated shares and the Class A shares to result in a single class, Class A, effective January 27, 2006, as follows:

     Class A             4,000,000,000 shares

     FOURTH: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors, in accordance with Maryland General Corporation Law, now duly redesignates and reclassifies the capital stock of the Corporation, effective January 27, 2006, among the series of the Corporation and classes thereof as follows:

     Class A                            3,000,000,000 shares
     Class B                            1,000,000,000 shares
     Class C                            1,000,000,000 shares

     The aggregate number of shares of all classes of stock of the Corporation remains at Five Billion (5,000,000,000), the par value per share remains at $0.01 per share, and the aggregate par value of all authorized stock remains Fifty Million Dollars ($50,000,000).
     FIFTH:  The amendments contained herein were approved by a majority of the

Board of Directors of the Corporation and are limited to changes permitted by
Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     SIXTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles of Amendment on behalf of the Corporation this 27th day of January, 2006.

                                   /s/Kristen A. Richards
                                   Kristen A. Richards, Vice President
(Corporate Seal)


Attest:  /s/Megan E. Bray
     Megan E. Bray,
     Assistant Secretary


     The undersigned Vice President of Waddell & Reed Advisors Cash Management, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                By:  /s/Kristen A. Richards
                                     Kristen A. Richards, Vice President